                             MANAGEMENT AGREEMENT


         This Management Agreement (the "Agreement") is made and entered into as of the 21st day of July, 1997 by and between PDK Labs Inc., a New York corporation ("PDK"), and Superior Supplements, Inc., a Delaware corporation ("SSI").

                             W I T N E S S E T H:


         WHEREAS, PDK maintains an experienced bookkeeping, order processing and computer facility at its headquarters; and

         WHEREAS, SSI is a corporation engaged in the business of manufacturing and distributing certain vitamins and food supplements in bulk tablet form; and

         WHEREAS, PDK and SSI desire that PDK provide SSI with certain management services in consideration for the fees described herein.

         NOW, THEREFORE, the parties for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

         1. Management Services. PDK shall provide to SSI management services (the "Services"), including

         (i)      bookkeeping;

         (ii)     order processing; and

         (iii)    computer services.

         2. Cooperation by the Parties. SSI shall cooperate fully with PDK so that PDK may render the services in a timely and professional manner. SSI shall at all times provide PDK with access to (i) the books and records of SSI,
(ii) the employees of SSI and its outside advisors or consultants and (iii) any other materials PDK may reasonably request in order to render the services. If at any time the services to be rendered by PDK shall in any way conflict with a current or proposed policy, practice or approach conducted or proposed to be conducted by SSI, PDK shall have the right to pursue and implement its service in lieu of such policy, practice or approach of SSI. PDK agrees to periodically provide SSI with information regarding the services rendered by PDK.

         3. Fees and Disbursements. In full consideration for the Services, for each calendar month of this Agreement (pro-rated for each part thereof), SSI shall pay PDK Ten

Thousand Dollars ($10,000); provided that, if PDK is required to provide additional services in connection with special projects or unanticipated services, PDK shall be entitled to charge an additional fee. All payments made hereunder shall be made, within thirty (30) days of receipt by SSI of an invoice from PDK.

         4. Representations and Warranties of SSI. SSI represents and warrants to PDK as follows:

         4.1 Organization and Qualification. SSI is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. SSI is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of SSI.

         4.2      Subsidiaries.  SSI has  no subsidiaries.

         4.3 Validity and Execution of Agreement. SSI has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The board of directors of SSI has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by SSI and constitutes the valid and binding obligation of SSI enforceable against it in accordance with its terms.

         4.4 No Conflict. Neither the execution and delivery of this Agreement nor the performance by SSI of the transactions contemplated hereby will violate or conflict with: (a) any of the provisions of the Articles of Incorporation or By-laws or other organizational documents of SSI; (b) or result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which SSI is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to SSI.

         4.5 Licenses and Permits. SSI maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

         4.6 Compliance with Laws. SSI has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of SSI.

         4.7 Products. There are no statements, citations or decisions by any governmental or regulatory body that any product marketed or distributed at any time by SSI ("Product") is defective or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any product. To the best knowledge of SSI, there is no (a) fact relating to any product that may impose upon SSI a duty to recall any product or a duty to warn customers of a defect in any product, other than defects about which SSI has issued appropriate and adequate warnings or (b) latent or overt design, manufacturing or other defect in any product.

         4.8 Survival. All of the representations and warranties of SSI contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         5. Representations and Warranties of PDK. PDK represents and warrants to SSI as follows:

         5.1 Organization and Qualification. PDK is a corporation validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted. PDK is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the business of PDK.

         5.2 Validity and Execution of Agreement. PDK has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The board of directors of PDK has approved the transactions contemplated pursuant to this Agreement. This Agreement has been duly executed and delivered by PDK and constitutes the valid and binding obligation of PDK enforceable against it in accordance with its terms.

         5.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance by PDK of the transactions contemplated hereby will violate or conflict with: (a) any of the provisions of the Articles of Incorporation or By-laws or other organizational documents of PDK; (b) or result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon their respective assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any governmental or regulatory body to which PDK is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to PDK.

         5.4 Licenses and Permits. PDK maintains all governmental permits, licenses, registrations and other governmental consents (federal, state and local) which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing and shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement.

         5.5 Compliance with Laws. PDK has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the business or the assets the failure to comply with which could have a material adverse effect on the business of PDK.

         5.6 Survival. All of the representations and warranties of PDK contained herein shall survive the date hereof until the date upon which the liability to which any claim relating to any such representation or warranty is barred by all applicable statutes of limitations.

         6. Term of Agreement. The term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year and thereafter will be automatically renewed for successive one (1) year terms unless either party provides written notice of intent to terminate the Agreement at least ninety (90) days prior to the end of any contract year.

         7. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to a court of competent jurisdiction located in the State of New York. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. The invalidity or unenforceability of any provision of this

Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.


                                          PDK LABS INC.

                                          By: /s/ Michael B. Krasnoff
      ----------------------------------
      Name: Michael B. Krasnoff
                                              Its: President


                                          SUPERIOR SUPPLEMENTS, INC.

                                          By: /s/ Lawrence D. Simon
      ----------------------------------
                                              Name: Lawrence D. Simon
                                              Its: President